Filed Pursuant to Rule 424(b)2

Registration No. 333-147237

Prospectus Supplement

(to prospectus dated November 8, 2007)

202,562 Shares

Class A Common Stock

This is a public offering of Class A common stock of Gaiam, Inc.  We are selling 202,562 shares of our Class A common stock.  Our Class A common stock is listed on the NASDAQ Global Market under the symbol “GAIA.”  The last reported sale price of our Class A common stock on February 25, 2008 was $22.62 per share.

Investing in our common stock involves risk.  See “ Risk Factors “ beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2006, page 2 of the prospectus accompanying this prospectus supplement and page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The shares of our Class A common stock are being offered as consideration for the acquisition of shares of SPRI Products, Inc.  For purposes of this transaction, our Class A common stock was valued at the weighted average daily trading price of our Class A common stock on the NASDAQ Global Market for the 10 trading days prior to the closing of this transaction, or $23.01 per share.

We expect to deliver the shares against payment beginning on or about February 26, 2008.

The date of this prospectus supplement is February 26, 2008.

TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any other offering material filed or provided by us.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock.  Our business, prospects, financial condition and results of operations may have changed since the date of this prospectus supplement or the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of our Class A common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction.  Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to “GAIAM,” “we,” “us,” or “our” refer to Gaiam, Inc., a Colorado corporation.

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus.  The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of our Class A common stock.  This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed on Form S-3 (File No. 333-147237) with the Securities and Exchange Commission (SEC) which was declared effective on November 19, 2007.  Under the shelf registration process, we may offer from time to time up to an aggregate amount of 5 million shares of our Class A common stock, of which this offering is a part.  To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.  It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement.  The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the Securities and Exchange Commission (“SEC”) may automatically update and supersede this information.

SUMMARY

This summary highlights information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our Class A common stock.  You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

Gaiam is a lifestyle media company providing a broad selection of information, media, products and services to customers who value personal development, wellness, ecological lifestyles, responsible media and conscious community.  We offer our customers the ability to make purchasing decisions and find responsible content based on these values while providing quality offerings at a price comparable to mainstream alternatives.  We market our media and products through a multi-channel approach including traditional media channels, direct to consumers via catalogs, the Internet, direct response television, broadband and subscription clubs and communities, and through national retailers and corporate accounts.  At the end of 2006, Gaiam’s home media was carried by more than 68,000 retail stores in the United States alone, and Gaiam had approximately 7.5 million direct customers.

Gaiam has established itself as a lifestyle media brand, content producer and licensor, information resource and authority in the Lifestyles of Health and Sustainability (“LOHAS”) market including the emerging “Media that Matters” (“MTM”) market.  Gaiam seeks to become a unifying symbol of these emerging media and lifestyle genres.  Our lifestyle brand is built around our ability to develop and offer media content, products, lifestyle solutions and community to consumers in the LOHAS and MTM markets.  Our content forms the basis of our proprietary offerings, on which we realize our highest margins, which then drive demand for parallel product and service offerings.  Gaiam’s operations are vertically integrated from content creation, through product development and sourcing, to customer service and distribution.  We market our products and services across two segments, business and direct-to-consumer.  We distribute our products in each of these sales segments from a single fulfillment center or drop ship directly to customers.

The LOHAS market, which represented $227 billion in sales according to the 2000 Natural Business Communication study, consists of five main sectors:  sustainable economy, healthy living, alternative healthcare, personal development and ecological lifestyles.  We consider the MTM market to consist of four distinct sectors:  children’s, family entertainment, documentaries and inspirational entertainment.

Our Content

Gaiam’s business model revolves around content creation, which forms the basis for our proprietary products.  We have an “in house” production team that produces programming, which has won 65 Telly awards and several medals at the International New York Film Festival.  We are fully high definition and 5.1 surround sound capable and do the majority of our authoring and editing at our Colorado facility ensuring the quality standards that drives our awards.  We also develop children’s programming, which have been the recipient of several Parent’s Choice and Kids First Awards recognizing new products that help children grow imaginatively, physically, and mentally.  During 2006, we produced 45 new titles and added 150 titles to our DVD library through acquisitions and remakes of some of the assets of GoodTimes Entertainment (“GoodTimes”).  Gaiam also develops and markets music and audio CDs and publishes printed content.

Our Products

Our visual media programs represent an integral part of our proprietary product offering.  We currently stock approximately 10,000 stock keeping units, of which approximately 7,000 are branded proprietary offerings, including media, accessories and soft goods.  In 2006, our proprietary products constituted over 70% of our product sales.

Our Growth Strategies

Our objective is to be the leading provider of lifestyle media products.  Key elements of our growth strategy are to:

•                  Expand our media offering;

•                  Capitalize on our market share positioning;

•                  Improve our profit margins;

•                  Strengthen our lifestyle brand;

•                  Launch a mass-market brand in fitness;

•                  Expand our proprietary products;

•                  Capitalize on our multi-channel approach;

•                  Complement our existing business with selective strategic acquisitions; and

•                  Establish a lifestyle online community.

Corporate Information

The mailing address of our principal executive offices is 360 Interlocken Blvd., Broomfield, Colorado 80021, and our telephone number at that location is (303) 222-3600.  Our website is located at www.gaiam.com; however, that information is not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The Issuer:            Gaiam, Inc.

Class A common stock we are offering:           202,562 shares

Class A common stock outstanding immediately after this offering:          19,756,343 shares

Class B common stock to be outstanding after this offering:       5,400,000 shares

Use of proceeds:     We will not receive any cash proceeds from this offering.  For additional information about the consideration for this offering, see “Use of Proceeds” and “Plan of Distribution.”

Risk factors:     Investing in our Class A common stock involves certain risks, which are described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2006.

NASDAQ Global Market symbol:     GAIA

The number of shares of Class A and Class B common stock that will be outstanding immediately after this offering is based on 19,553,781 shares of Class A common stock and 5,400,000 shares of Class B common stock outstanding as of February 25, 2008 and does not include:

•                  426,850 shares of Class A common stock issuable upon exercise of outstanding options at a weighted average exercise price of $8.1931 per share as of February 25, 2008;

•                  978,971 shares of Class A common stock reserved for future awards and issuances under our equity compensation plans as of February 25, 2008; and

•                  Up to 18,590 shares of Class A common stock that are being offered in exchange for shares of our 50.1% subsidiary Conscious Enlightenment, Inc. pursuant to a prospectus supplement filed with the Securities and Exchange Commission on February 21, 2008.

RISK FACTORS

General

Investment in our Class A common stock involves a high degree of risk.  You should carefully consider the risks described herein, as well as in the section entitled “Risk Factors” in the accompanying prospectus and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC, and the quarterly reports on Form 10-Q for the three-month periods ended March 31, 2007, June 30, 2007 and September 30, 2007, each of which is incorporated in this prospectus supplement by reference in their entirety, as well as other information in this prospectus supplement and the accompanying prospectus, and any other documents or reports incorporated by reference, before purchasing any of our securities.  Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

Risks Relating to Our Class A Common Stock

We face risks relating to our Class A common stock, including the following:

The trading price for our Class A common stock has been and may continue to be volatile.

The trading price of our Class A common stock has been volatile since our initial public offering and will likely continue to be volatile.  For example, during the past 12 months, the last reported sale price of our Class A common stock has fluctuated from a high of $30.73 per share to a low of $12.01 per share.  The market price of our Class A common stock may fluctuate widely, depending upon many factors, some of which are beyond our control.  These factors include:

•                  Quarterly variations in our results of operations or those of our competitors.

•                  Announcements by us or our competitors of acquisitions, new products, product improvements, significant contracts, commercial relationships or capital commitments.

•                  Disruption to our operations.

•                  Changes in our capital structure, including the amount of our indebtedness.

•                  Actual or anticipated fluctuations in our operating results due to the seasonality of our business and other factors related to our business.

•                  The operating and stock price performance of other comparable companies.

•                  The emergence of new sales channels in which we are unable to compete effectively.

•                  Our ability to develop and market new and enhanced products on a timely basis.

•                  Any major change in our board or management.

•                  Changes in accounting standards, policies, guidance, interpretations or principles.

•                  Changes in governmental regulations or in the status of our regulatory approvals.

•                  Recommendations by securities analysts or changes in earnings estimates.

•                  Announcements about our earnings that are not in line with analyst expectations, the likelihood of which is enhanced because it is our policy not to give guidance on earnings.

•                  The volume of shares of Class A common stock available for public sale and the liquidity of the market for our Class A common stock.

•                  Sales of stock by us or by our stockholders.

•                  A shift in our investor base.

•                  Short sales, hedging and other derivative transactions on shares of our Class A common stock.

•                  General economic conditions and slow or negative growth of related markets.

•                  Overall market fluctuations.

In addition, stock markets in general have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of a particular company.  These broad market factors may seriously harm the market price of our Class A common stock, regardless of our actual operating performance.  In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such companies.  This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Your percentage ownership of our Class A common stock may be diluted in the future.

Your percentage ownership of our Class A common stock may be diluted in the future because of equity awards that we expect will be granted to our directors, officers and employees.  Gaiam’s 1999 Long-Term Incentive Plan provides for the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock, performance grants and other equity-based awards to our directors, officers and other employees, advisors and consultants.

We currently do not intend to pay dividends on our Class A common stock.

We currently do not intend to pay dividends on our Class A common stock.  If we do not pay dividends, the price of our Class A common stock that you purchase in the offering must appreciate for you to receive a gain on your investment in our Class A common stock.  This appreciation may not occur.

Risk Relating to this Offering

We will receive shares of SPRI Products, Inc. in exchange for the shares of our Class A common stock that we sell in this offering, which may not improve our operating results or increase the value of your investment.

We will receive shares of SPRI Products, Inc. for the shares of our Class A common stock that we sell in this offering.  This investment in SPRI Products, Inc. may not improve our operating results or increase the value of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference in this prospectus supplement, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend” and similar expressions as they relate to Gaiam or its management are intended to identify such forward-looking statements.  These forward-looking statements, including, but not limited to, the statements in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, are not based on historical fact, but rather reflect our current expectations concerning future results and events.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements, including the risks outlined in this prospectus supplement and in the accompanying prospectus, or any documents or reports incorporated by reference herein.  Risks and uncertainties that could cause actual results to differ are included in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC.  See “Where You Can Find More Information.”  We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our management’s view only as of the date of this prospectus supplement.

We do not have a policy of updating or revising forward-looking statements, and we assume no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus as a result of new information or future events or developments.  Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of the Class A common stock to be sold by this prospectus supplement.  We are selling the Class A common stock to be sold in this offering in exchange for shares of SPRI Products, Inc., which is a manufacturer and distributor of rubberized resistance exercise products for the health and fitness industry.  We cannot predict whether the sale of our Class A common stock in exchange for shares of SPRI Products, Inc. will yield a favorable return to our investors.

PLAN OF DISTRIBUTION

We are selling the shares of Class A common stock offered under this prospectus supplement directly to one or more purchasers in exchange for shares of stock of SPRI Products, Inc. held by such persons.  For purposes of this transaction, our Class A common stock was valued at the weighted average daily trading price of our Class A common stock on the NASDAQ Global Market for the 10 trading days prior to the closing of this transaction, or $23.01 per share.  The Class A common stock sold pursuant to this prospectus supplement has been listed for quotation on the NASDAQ Global Market, and is eligible for trading on such market subject to any official notice of issuance that may be required.

On the closing date of the purchase of the shares of our Class A common stock, the purchasers will receive a definitive prospectus.  The closing of the sale of 202,562 shares of our Class A common stock will take place on February 26, 2008.  On the closing date, the purchasers will transmit to us shares of SPRI Products, Inc. in exchange for 202,562 shares of our Class A common stock and other consideration.

The estimated offering expenses payable by us are approximately $4,000, which includes legal and accounting costs and various other fees associated with registering and listing the shares of our Class A common stock.

LEGAL MATTERS

The validity of the offered securities being offered hereby has been passed on for us by Bartlit Beck Herman Palenchar & Scott LLP, Denver, Colorado.

EXPERTS

Ehrhardt Keefe Steiner & Hottman PC, independent auditors, have audited our consolidated financial statements included in our 2006 annual report on Form 10-K for the years ended December 31, 2006, December 31, 2005 and December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part.  Our financial statements and management’s assessment of the effectiveness of internal control over financial reporting are incorporated by reference in reliance on Ehrhardt Keefe Steiner & Hottman PC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public from the SEC’s web site at www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address.  Please call the SEC at 1-800-SEC-0330 or visit www.sec.gov for further information on the public reference room.  Information about us, including our SEC filings, is also available on our website at www.gaiam.com; however, that information is not a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement.  We incorporate by reference in this prospectus supplement the documents listed below:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2006;

•                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•                  Our Current Reports on Form 8-K filed on May 9, 2007, August 7, 2007, November 7, 2007 and November 30, 2007; and

•                  All other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2006.

In addition, we incorporate by reference in this prospectus supplement any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement.  These documents may include annual, quarterly and current reports, as well as proxy statements.  Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.  You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Gaiam, Inc.

Attention:  Investor Relations

360 Interlocken Blvd.

Broomfield, Colorado 80021

(303) 222-3600

PROSPECTUS

Gaiam, Inc.

5,000,000 shares

Class A Common Stock

We may offer and sell from time to time in one or more offerings up to 5,000,000 shares of Class A common stock of Gaiam.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “GAIA.”  The last reported sale price of our Class A common stock on the Nasdaq Global Market on November 6, 2007 was $21.48 per share.

Each time we sell shares of our Class A common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

We will sell the shares of Class A common stock to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. The names of the underwriters, dealers or agents, fees, commissions and discounts they will receive, as well as the net proceeds to us, will be set forth in supplements to this prospectus. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus, as well as in supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2007.

RISK FACTORS

Investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent annual report on Form 10-K filed with the SEC and each of which are incorporated in this registration statement by reference in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC.”  By using a shelf registration statement, we may issue and sell to the public any part or all of the shares of Class A common stock described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of 5 million shares. The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

References in this prospectus to Gaiam, we, us and our are to Gaiam, Inc., a Colorado corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 or visit www.sec.gov for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at www.gaiam.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

•                                          Annual Report on Form 10-K for the year ended December 31, 2006;

•                                          Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

•                                          Our Current Reports on Form 8-K filed on May 9, 2007, August 7, 2007 and November 7, 2007; and

•                                          All other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2006.

In addition, we incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus. These documents may include annual, quarterly and current reports, as well as proxy statements. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Gaiam, Inc.

Attention:  Investor Relations

360 Interlocken Blvd.

Broomfield, Colorado 80021

(303) 222-3600

The mailing address of our principal executive offices is 360 Interlocken Blvd., Broomfield, Colorado 80021, and our telephone number at that location is (303) 222-3600.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend” and similar expressions as they relate to Gaiam or its management are intended to identify such forward-looking statements.

These forward-looking statements, including, but not limited to, the statements in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement, are not based on historical fact, but rather reflect our current expectations concerning future results and events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements, including the risks outlined in this prospectus, any accompanying prospectus supplement, or any documents or reports incorporated by reference herein. Risks and uncertainties that could cause actual results to differ are included in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”  We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our management’s view only as of the date of this report.

We do not have a policy of updating or revising forward-looking statements, and we assume no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Gaiam is 250,000,000 shares, consisting of 150,000,000 shares of Class A common stock, $.0001 par value per share, 50,000,000 shares of Class B common stock, $.0001 par value per share, and 50,000,000 shares of preferred stock, par value $.0001 per share. As of November 6, 2007, there were 19,386,043 shares of Class A common stock outstanding, and 5,400,000 shares of Class B common stock outstanding. There were no shares of preferred stock outstanding. As of November 6, 2007, 967,590 shares were reserved for issuance upon the exercise of outstanding options.

As of November 6, 2007, the shares of Class A common stock were held of record by 7,914 shareholders, and the shares of Class B common stock were held by one shareholder.

Capital Stock

Each holder of shares of Class A common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. Each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of shareholders. There are no cumulative voting rights. All holders of shares of Class A common stock and shares of Class B common stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the votes of the shares of Class A common stock and shares of Class B common stock entitled to vote in any election of directors may elect all of the directors who stand for election. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.

Shares of Class A common stock and shares of Class B common stock are entitled to equal dividends, if any, as may be declared by the Board of Directors out of legally available funds. In the event of a liquidation, dissolution or winding up of Gaiam, the shares of Class A common stock and shares of Class B common stock would be entitled to share ratably in our assets remaining after the payment of all of our debts and other liabilities. Holders of shares of Class A common stock and shares of Class B common stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Class A common stock and Class B common stock. The outstanding shares of Class A common stock and shares of Class B common stock are, and the shares of Class A common stock offered by us in this offering will be, when issued and paid for, fully paid and non-assessable. The Class B common stock may not be transferred unless converted into shares of Class A common stock, other than certain transfers to affiliates and family members. The shares of Class B common stock are convertible one-for-one into shares of Class A common stock, at the option of the holder of the shares of Class B common stock.

Our board of directors is authorized, subject to any limitations prescribed by Colorado law, to issue at any time up to 50,000,000 shares of preferred stock. The board may provide for the issuance of the preferred stock in one or more series or classes with designations, preferences, limitations and relative rights determined by the board without any vote or action by the shareholders, although the board may not issue voting preferred stock without the consent or approval of a majority of the Class B common stock. As a result, the board has the power to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of the common stock. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us. Such an issuance could also dilute your voting power.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Class A common stock is Computershare Trust Company.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund expansion of our business. The timing and amount of our actual expenditures will be based on many factors, including our ability to identify products, or companies to acquire, and to negotiate and enter into definitive agreements with respect to any such acquisition. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more these transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to the prevailing market prices; or at negotiated prices. We may engage in at the market offerings of our Class A common stock. An “at the market” offering is an offering of our Class A common stock at other than a fixed price to or through a market maker. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the method of distribution, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering of the securities, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions described above, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased. We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

If dealers are used in an offering of the securities, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make. The terms of any indemnification agreement will be set forth in a prospectus supplement. Underwriters, dealers or agents and their associates who may become involved in the sale of the securities may engage in transactions with, and perform services for us in the ordinary course of business. In addition, we may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement, naming the underwriter.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Any Class A common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the Nasdaq Global Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

We may sell the offered securities in and outside the United States through underwriters, dealers or agents or directly to purchasers. The prospectus supplement will set forth the following information:

• the terms of the offering;

• the names of any underwriters, dealers or agents;

• the purchase price;

• the net proceeds to us;

• any delayed delivery arrangements;

• any underwriting discounts and other items constituting underwriters’ compensation;

• the initial public offering price;

• any discounts or concessions allowed, reallowed or paid to dealers; and

• any commissions paid to agents.

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the shares of offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time. If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of our securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may sell the securities directly. In that event, no underwriters, dealers or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any of these sales in the prospectus supplement.

We may have agreements with the underwriter, dealers and agents to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriter, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or may perform services for us in the ordinary course of their businesses.

Underwriters, dealers and agents participating in a sale of securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the offered securities being offered hereby will be passed on for us by Bartlit Beck Herman Palenchar & Scott LLP, Denver, Colorado. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Ehrhardt Keefe Steiner & Hottman PC, independent auditors, have audited our consolidated financial statements included in our 2006 annual report on Form 10-K for the years ended December 31, 2006, December 31, 2005 and December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment of the effectiveness of internal control over financial reporting are incorporated by reference in reliance on Ehrhardt Keefe Steiner & Hottman PC’s report, given on their authority as experts in accounting and auditing.